UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2014

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.
Item 1.02.             Termination of a Material Definitive Agreement.
Item 3.03.             Material Modification to Rights of Security Holders.

On January 24, 2014, Ascent Capital Group, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement, dated September 17, 2008 (as amended, the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as Rights Agent.  The Amendment accelerates the expiration of the Company’s Series A Junior Participating Preferred Stock Purchase Rights, Series B Junior Participating Preferred Stock Purchase Rights, and Series C Junior Participating Preferred Stock Purchase Rights (together, the “Rights”) to 5:00 p.m., New York City time, on January 24, 2014, and has the effect of terminating the Rights Agreement on that date.  At the time of the termination of the Rights Agreement, all of the Rights distributed pursuant to the Rights Agreement expired.  In determining to approve the Company’s entry into the Amendment, the Company’s Board of Directors took into consideration the approval by the Company’s stockholders at the Company’s annual meeting of stockholders on May 22, 2013 of a non-binding stockholder proposal to redeem the preferred share purchase rights issued pursuant to the Rights Agreement.

The foregoing is a summary of the terms of the Amendment.  The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on September 16, 2008, the Company filed (i) a Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware setting forth the rights, powers and preferences of the Series A Junior Participating Preferred Stock issuable upon exercise of the Rights (the “Series A Preferred Shares”), (ii) a Certificate of Designation of Rights, Preferences and Privileges of Series B Junior Participating Preferred Stock with the Secretary of State of the State of Delaware setting forth the rights, powers and preferences of the Series B Junior Participating Preferred Stock issuable upon exercise of the Rights (the “Series B Preferred Shares”), and (iii) a Certificate of Designation of Rights, Preferences and Privileges of Series C Junior Participating Preferred Stock with the Secretary of State of the State of Delaware setting forth the rights, powers and preferences of the Series C Junior Participating Preferred Stock issuable upon exercise of the Rights (the “Series C Preferred Shares”).

Following the expiration of the Rights and the termination of the Rights Agreement, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware on January 27, 2014 eliminating from the Company’s Amended and Restated Certificate of Incorporation, as amended, the designation of each of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares and returning them to authorized but undesignated shares of the Company’s preferred stock.

The foregoing is a summary of the terms of the Certificate of Elimination. The summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

3.1	Certificate of Elimination, dated January 27, 2014.

4.1	Amendment No. 2 to the Rights Agreement between Ascent Capital Group, Inc. and Computershare Trust Company, N.A., dated January 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2014

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Name

3.1	Certificate of Elimination, dated January 27, 2014.

4.1	Amendment No. 2 to the Rights Agreement between Ascent Capital Group, Inc. and Computershare Trust Company, N.A., dated January 24, 2014.